investor.arrow.com Third Quarter 2022 CFO Commentary

2 2 CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to, and not in substitute for, GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and non-GAAP information included in this CFO commentary is unaudited and should be read in conjunction with the company’s Form 10-Q for the quarterly period ended October  1, 2022, and the company's 2021 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Throughout the document there are references to records for various financial results. Unless otherwise noted, a record means the highest financial result compared to all other third quarters.

3 3 Third-Quarter Summary Arrow capitalized on strong sales with focused execution and produced record quarterly gross profit, operating income and earnings per share during the third quarter. By continuing to help customers navigate a difficult and ever-changing market environment, we help to mitigate production risks and facilitate a continuous stream of products to market, and in doing so Arrow deepens customer relationships and solidifies its position as a trusted partner. For the global components business, year- over-year demand growth was healthy during the third quarter in the Americas and EMEA regions, and was driven by Industrial, Aerospace & Defense, Transportation and Communication customers in both regions. A favorable mix of higher margin products and solutions, along with regional mix and higher prices, resulted in record quarterly operating income and margins. For the enterprise computing solutions business, global demand for complex IT solutions remained strong during the third quarter, particularly in the EMEA region that saw healthy growth in all technologies and had record sales and operating income. The Americas region grew modestly during the third quarter, helped by improved supply for compute products; however, backlog for these and other technologies remain high in both regions. Global enterprise computing solutions sales for the quarter were slightly above the midpoint of the prior guidance range. Returns for consolidated Arrow remain at historically high levels, aided by strong profitability and continued careful management of working capital. Cash was returned to shareholders through the repurchase of 2.5 million shares for $259 million. At the end of the third quarter, remaining repurchase authorization totaled $629 million. $259 million in share repurchases during the quarter.

4 Consolidated sales were $9.27 billion Above the mid-point of the prior expectation of $8.92-$9.52 billion Changes in foreign currencies reduced growth by $380 million on sales and $0.17 on earnings per share on a diluted basis, compared to the year earlier period. Slightly above the prior expectation of a reduction in growth in sales and earnings per share of $350 million and $0.25, respectively. 4 Consolidated Overview Third Quarter 2022 * $ in millions, except per share data; may reflect rounding. Record third-quarter sales, gross profit, operating income, and earnings per share Consolidated gross profit margin was 12.8% Up 20 basis points year over year due to higher margins in both global components and global ECS Declined 30 basis points compared to the second quarter of 2022 due primarily to the normalization of shortage market activities Operating income margin was 5.4% and non-GAAP operating income margin was 5.6% Interest and other expense, net was $51 million P&L Highlights* Q3 2022 Y/Y CHANGE Y/Y CHANGE IN CONSTANT CURRENCY Q/Q CHANGE Sales $9,266 9% 14% (2)% Gross Profit Margin 12.8% 20 bps 20 bps -30 bps Operating Income $503 24% 30% (6)% Operating Margin 5.4% 60 bps 60 bps -20 bps Non-GAAP Operating Income $515 25% 31% (5)% Non-GAAP Operating Margin 5.6% 80 bps 80 bps -20 bps Net Income $342 18% 23% (8)% Diluted EPS 5.27 32% 38% (5)% Non-GAAP Net Income $354 21% 26% (8)% Non-GAAP Diluted EPS 5.45 35% 41% (6)% Operating expenses as a percentage of sales were 7.3%, down 60 basis points year over year Non-GAAP operating expenses excluding amortization of intangibles, as a percentage of sales were 7.3%, down 50 basis points year over year Above our prior expectation of $46 million due to higher rates on floating rate debt and higher utilization of our floating rate facilities

5 5 Effective tax rate was 23.5%, and non-GAAP effective tax rate was 23.5% Effective tax rate and non-GAAP effective tax rate were in line with the prior expectation and the target long- term range of 23% - 25% Diluted shares outstanding were 65 million In line with the prior expectation Diluted earnings per share were $5.27 In line with the high end of the prior expectation of $5.11 - $5.27 Non-GAAP diluted earnings per share were $5.45 Above the prior expectation of $5.27 - $5.43 Third Quarter 2022

Components

Global

Operating Income ($ in millions)


$385 $392
$430 $437
$499 $506
$524 $531
$495 $501
Q3-'21
Q4-'21
Q1-'22
Q2-'22
Q3-'22
GAAP
Non-GAAP

Record quarterly sales, gross profit, operating income, and operating margin

Third-quarter sales increased 10% year over year

Sales increased 15% year over year on a constant currency basis

Sales of $7.3 billion were in line with the prior expectation of $7.17-$7.47 billion

Lead times relatively stable compared to the prior quarter and remain significantly extended

Backlog increased year over year

Bookings have returned to a normalized rate

Operating margin of 6.8% increased 100 basis points year over year

Non-GAAP operating margin of 6.9% increased 100 basis points year over year

Margins increased in all regions year over year

Return on working capital increased year over year

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7 7 Components Third-quarter sales increased 21% year over year Growth in sales across all verticals year over year, particularly Industrial, Aerospace & Defense, Transportation, and Communication Sales ($ in millions) Americas Strong growth in operating margins year over year $2,019 $2,137 $2,341 $2,479 $2,446 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22

8 8 Components Growth in transportation and medical sales year over year Computing, consumer, and industrial sales decreased year over year Sales ($ in millions) Asia Gross margins and operating margins increased year over year $3,009 $2,949 $2,932 $3,174 $2,919 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22

9 9 Components Third-quarter sales increased 21% year over year Third-quarter sales increased 41% year over year on a constant currency basis Growth in sales across all major verticals year over year Sales ($ in millions) Europe Strong growth in operating margins year over year $1,596 $1,594 $1,927 $1,808 $1,936 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22

10 10 Enterprise Computing Solutions Global Third-quarter sales increased 4% year over year Sales increased 10% year over year on a constant currency basis Operating income increased 9.4% year over year Operating income increased 14% year over year on a constant currency basis Operating margin of 4.3% increased 20 basis points year over year Non-GAAP operating margin of 4.4% increased 20 basis points year over year Return on working capital remains favorable Operating Income ($ in millions) Enterprise computing solutions operating margin increased year over year $77 $155 $86 $84 $84$79 $157 $88 $86 $86 GAAP Non-GAAP Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22

11 11 Demand growth in compute, data intelligence, and storage year over year Growth muted due mainly to supply chain constraints on hardware- related sales though backlog remains strong Sales ($ in millions) Americas Enterprise computing solutions Americas sales increased 2.5% year over year $1,204 $1,357 $1,048 $1,161 $1,234 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Enterprise Computing Solutions

12 12 Sales ($ in millions) Enterprise Computing Solutions Europe Record quarterly sales and operating income $685 $980 $827 $838 $732 Q3-'21 Q4-'21 Q1-'22 Q2-'22 Q3-'22 Third-quarter sales increased 7% year over year Sales increased 25% year over year on a constant currency basis Strong demand growth across all technologies year over year

13 131 Repurchased $259 million of stock in the third quarter. Cash Flow from Operations Cash flow provided by (used for) operating activities was $141 million in the third quarter and $(114) million over the last 12 months. Working Capital The company reports return on working capital ("ROWC") and ROWC (non-GAAP) to provide investors an additional method for assessing working capital. The company uses ROWC to measure economic returns to help the company evaluate the effectiveness of investments in the inventories we chose to buy and the business arrangements we have with our customers and suppliers. ROWC was 29.7% in the third quarter, down 170 basis points year over year. ROWC (non-GAAP) was 30.5% in the third quarter, down 140 basis points year over year. Return on Invested Capital The company reports return on invested capital ("ROIC") and ROIC (non-GAAP) to provide investors an additional method for assessing operating income. Among other uses, the company uses ROIC to measure economic returns relative to our cost of capital in evaluating overall effectiveness of our business strategy. ROIC was 17.7% in the third quarter, up 50 basis points year over year. ROIC (non- GAAP) was 18.1% in the third quarter, up 60 basis points year over year. Share Buyback We repurchased 2.5 million shares for $259 million in the third quarter. Debt and Liquidity Net debt totaled $3.5 billion. Total liquidity was $2.3 billion when including cash of $334 million. Cash Flow, Returns, and Liquidity Third Quarter 2022

14 14 Outlook: Fourth Quarter 2022 We are expecting the average USD-to-Euro exchange rate for the fourth quarter of 2022 to be $0.98 to €1 compared to $1.14 to €1 in the fourth-quarter of 2021. We estimate changes in foreign currencies to reduce year over year growth in sales by $420 million and earnings per share on a diluted basis by $0.25 compared to the fourth quarter of 2021. We estimate changes in foreign currencies to reduce quarter over quarter growth in sales by approximately $100 million and earnings per share on a diluted basis by $0.07 compared to the third quarter of 2022(1). Guidance Fourth-Quarter 2022 Guidance Quarter Closing Dates Beginning and ending dates may impact comparisons to prior periods * Assumes an average tax rate of approximately 23.5% compared to the 23% to 25% long-term target range. Consolidated Sales $8.95 billion to $9.55 billion Global components $6.80 billion to $7.10 billion Global ECS $2.15 billion to $2.45 billion Diluted Earnings Per Share* $5.44 to $5.64 Non-GAAP Diluted Earnings Per Share* $5.60 to $5.80 Interest and other expense, net $62 million Diluted shares outstanding 62 million First Second Third Fourth 2021 Apr. 3 Jul. 3 Oct. 2 Dec. 31 2022 Apr. 2 Jul. 2 Oct. 1 Dec. 31 On a constant currency basis(1), our fourth-quarter guidance implies a sequential growth rate range of down 2% to down 6% for global components and up 11% to 26% for global enterprise computing solutions, when compared to the third-quarter of 2022. (1) Refer to p.17 of this presentation for fourth quarter 2022 GAAP to non-GAAP Outlook Reconciliation.

15 Information Relating to Forward-Looking Statements This presentation includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the fourth quarter of fiscal 2022 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic, impacts of the conflict in Ukraine, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and the global enterprise computing solutions markets, deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. 15 Risk factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

16 The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. 16 Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, gross profit, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate, net income per share on a diluted basis, return on working capital, and return on invested capital. These non-GAAP measures are adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company's operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, and in conjunction with, and not as a substitute for data presented in accordance with GAAP. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth below.

($ in billions, except per share data) Fourth-Quarter 2022 GAAP to non-GAAP Outlook Reconciliation 17 NON-GAAP SALES RECONCILIATION Quarter Ended Quarter Ended December 31, 2022 December 31, 2021 % Change December 31, 2022 October 1, 2022 % Change Global components sales, GAAP $6.80 – $7.10 $ 6.68 2% - 6% $6.80 – $7.10 $ 7.30 (7%) - (3%) Impact of changes in foreign currencies — (0.28) — (0.07) Global components sales, constant currency $6.80 – $7.10 $ 6.40 6% - 11% $6.80 – $7.10 $ 7.23 (6%) - (2%) Global ECS sales, GAAP $2.15 – $2.45 $ 2.34 (8%) - 5% $2.15 – $2.45 $ 1.97 9% - 24% Impact of changes in foreign currencies — (0.14) — (0.03) Global ECS sales, constant currency $2.15 – $2.45 $ 2.20 (2%) - 11% $2.15 – $2.45 $ 1.94 11% - 26% NON-GAAP EARNINGS RECONCILIATION REPORTED GAAP MEASURE INTANGIBLE AMORTIZATION EXPENSE RESTRUCTURING & INTEGRATION CHARGES NON-GAAP MEASURE Net income per diluted share $5.44 to $5.64 $0.10 $0.06 $5.60 to $5.80

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended October 1, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,266,432	$ —	$ —	$ —	$ 9,266,432
Gross Profit	1,186,912	—	—	—	1,186,912
Operating income	502,694	8,674	3,635	—	515,003
Income before income taxes	449,106	8,674	3,635	3,480	464,895
Provision for income taxes	105,500	2,219	892	841	109,452
Consolidated net income	343,606	6,455	2,743	2,639	355,443
Noncontrolling interests	1,207	125	—	—	1,332
Net income attributable to shareholders	$ 342,399	$ 6,330	$ 2,743	$ 2,639	$ 354,111
Net income per diluted share[2]	$ 5.27	$ 0.10	$ 0.04	$ 0.04	$ 5.45
Effective tax rate[3]	23.5 %				23.5 %

Three months ended October 2, 2021

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 8,512,391	$ —	$ —	$ —	$ 8,512,391
Gross Profit	1,075,772	—	—	—	1,075,772
Operating income	404,865	9,202	(3,030)	—	411,037
Income before income taxes	373,479	9,202	(3,030)	(1,386)	378,265
Provision for income taxes	82,929	2,353	(689)	(334)	84,259
Consolidated net income	290,550	6,849	(2,341)	(1,052)	294,006
Noncontrolling interests	523	147	—	—	670
Net income attributable to shareholders	$ 290,027	$ 6,702	$ (2,341)	$ (1,052)	$ 293,336
Net income per diluted share[2]	$ 4.00	$ 0.09	$ (0.03)	$ (0.01)	$ 4.04
Effective tax rate[3]	22.2 %				22.3 %

Three months ended July 2, 2022

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other[1]	Non-GAAP measure
Sales	$ 9,460,842	$ —	$ —	$ —	$ 9,460,842
Gross Profit	1,236,214	—	—	—	1,236,214
Operating income	532,828	8,830	2,494	—	544,152
Income before income taxes	485,908	8,830	2,494	9,744	506,976
Provision for income taxes	114,413	2,263	362	2,356	119,394
Consolidated net income	371,495	6,567	2,132	7,388	387,582
Noncontrolling interests	1,161	133	—	—	1,294
Net income attributable to shareholders	$ 370,334	$ 6,434	$ 2,132	$ 7,388	$ 386,288
Net income per diluted share[2]	$ 5.54	$ 0.10	$ 0.03	$ 0.11	$ 5.78
Effective tax rate[3]	23.5 %				23.6 %

(1) Other includes (gain) loss on investments, net.

(2) The sum of the components for non-GAAP diluted EPS may not agree to totals, as presented, due to rounding.

(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

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19 19 Return on Working Capital Reconciliation ($ in thousands) QUARTER ENDED October 1, 2022 October 2, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 502,694 $ 404,865 x4 x4 Annualized consolidated operating income $ 2,010,776 $ 1,619,460 Non-GAAP consolidated operating income $ 515,003 $ 411,037 x4 x4 Annualized non-GAAP consolidated operating income $ 2,060,012 $ 1,644,148 Denominator: Accounts receivable, net 11,218,611 9,329,427 Inventories 5,083,378 3,834,988 Less: Accounts payable 9,540,449 8,005,207 Working capital 6,761,540 5,159,208 Return on working capital 29.7% 31.4 % Return on working capital (non-GAAP) 30.5% 31.9%

20 20 Return on Invested Capital Reconciliation (1) Operating income, as reported, and non- GAAP operating income is adjusted for noncontrolling interest and equity in losses of affiliated companies to include the pro-rata ownership of non-wholly owned subsidiaries. (2) The tax effect is calculated by applying the effective tax rate for the three months ended October 1, 2022 and October 2, 2021 to consolidated operating income, as adjusted less interest expense. (3) The tax effect is calculated by applying the non-GAAP effective tax rate for the three months ended October 1, 2022 and October 2, 2021 to non-GAAP consolidated operating income, as adjusted less interest expense. (4) The quarter ended average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two. ($ in thousands) QUARTER ENDED October 1, 2022 October 2, 2021 Numerator: (unaudited) (unaudited) Consolidated operating income, as reported $ 502,694 $ 404,865 Equity in earnings of affiliated companies(1) 1,718 1,151 Less: Noncontrolling interests (1) 1,207 523 Consolidated operating income, as adjusted 503,205 405,493 Less: Tax effect(2) 118,497 90,152 After-tax consolidated operating income, as adjusted 384,708 315,341 x4 x4 Annualized after-tax consolidated operating income, as adjusted $ 1,538,832 $ 1,261,364 Non-GAAP consolidated operating income $ 515,003 $ 411,037 Equity in earnings of affiliated companies(1) 1,718 1,151 Less: Noncontrolling interests (1) 1,332 523 Non-GAAP consolidated operating income, as adjusted 515,389 411,665 Less: Tax effect(3) 121,631 91,824 After-tax non-GAAP consolidated operating income, as adjusted 393,758 319,841 x4 x4 Annualized after-tax non-GAAP consolidated operating income, as adjusted $ 1,575,032 $ 1,279,364 Denominator: Average short-term borrowings, including current portion of long-term debt(4) $ 615,285 $ 355,450 Average long-term debt(4) 3,021,758 1,962,077 Average total equity(4) 5,350,485 5,231,045 Less: Average cash and cash equivalents 279,790 230,001 Invested capital $ 8,707,738 $ 7,318,571 Return on invested capital 17.7% 17.2 % Return on invested capital (non-GAAP) 18.1% 17.5%